Exhibit 99.1

ROCKET FUEL INC.
FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This Fifth Amended and Restated Investor Rights Agreement (this “Agreement”) is made and entered into as of September 5, 2014 (the “Effective Date”) by and among Rocket Fuel Inc., a Delaware corporation (the “Company”), the Investors (as defined below), the X Plus Two Holders (as defined below), and the Founders (as defined below).
RECITALS
A.    The Company, the Investors and the Founders are parties to that certain Fourth Amended and Restated Investor Rights Agreement, dated as of June 15, 2012 (the “Prior Rights Agreement”).
B.     The Company, Denali Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Denali Acquisition Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), X Plus Two Solutions, Inc., a Delaware corporation (“X Plus Two”) and Shareholder Representative Services LLC, a Colorado limited liability company (the “Stockholder Representative”), are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), which provides for the acquisition of X Plus Two by the Company through the statutory merger of Merger Sub I with and into X Plus Two, pursuant to which X Plus Two will become a wholly owned subsidiary of the Company (the “First Merger”), and, as part of the same overall transaction, the surviving entity of the First Merger will merge with and into Merger Sub II (the “Second Merger” and collectively with the First Merger, the “Merger”);

C.     As a condition to the closing of the Merger, the Company, the Investors and the Founders have agreed to amend and restate the Prior Rights Agreement as set forth in this Agreement;
D.     The Prior Rights Agreement provides that the Company and the holders of a majority of the outstanding shares of Registrable Securities (as such term is defined in the Prior Rights Agreement) may amend the provisions of the Prior Rights Agreement; and
C.     By its and their signature to this Agreement, the Company and the requisite holders of at least a majority of the outstanding Registrable Securities needed to amend the Prior Rights Agreement do hereby consent to the amendment of the Prior Rights Agreement as set forth herein such that the provisions of this Agreement shall amend and replace in all respects the provisions of the Prior Rights Agreement.
AGREEMENT
Therefore, the parties agree as follows:
1.Definitions.
1.1    “Affiliate” means, with respect to any specified individual or entity, any other individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with such specified individual or entity, including without limitation any partner, member, officer, director, manager or employee of such entity and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such individual or entity.
1.2    “Common Stock” means the Common Stock of the Company.
1.3    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.4    “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).
1.5    “Founders” means George H. John, Richard Frankel, and Abhinav Gupta or any assignee of record of the Common Stock previously held by George H. John, Richard Frankel, and Abhinav Gupta to whom rights under Section 2 have been duly assigned in accordance with Section 2.12 hereof.
1.6    “Holder” means any Investor or X Plus Two Holder that holds Registrable Securities or securities convertible into Registrable Securities or any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with Section 2.12 hereof; provided, however, that each X Plus Two Holder shall be treated as a Holder only to the extent that each is deemed to be a holder of Registrable Securities pursuant to Section 1.12 hereof.
1.7    “Initial Public Offering” means the Company’s initial public offering, which closed on September 25, 2013.
1.8    “Insider Trading Policy” means, with respect to any given date, the Company’s insider trading policy as in effect on such date.
1.9    “Investor” means each person and entity listed on Schedule A attached hereto.
1.10    “Preferred Stock” means the Company’s previously outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, all of which were automatically converted into shares of Common Stock in connection with the Company’s Initial Public Offering.
1.11    “Register,” “registered” and “registration” refer to a registration effected by the preparation and filing of a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.
1.12    “Registrable Securities” means: (i) any and all shares of Common Stock issued upon conversion of the shares of Preferred Stock, (ii) for all purposes of Section 2 other than Section 2.1 hereof, the shares of Common Stock issued to the X Plus Two Holders pursuant to the Merger Agreement (other than shares of Common Stock constituting part of the Escrow Fund, as such term is defined in the Merger Agreement), and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Common Stock described in clauses (i) and (ii); provided, however, that particular shares of any of the foregoing shall cease to be Registrable Securities once they have been sold in any public offering or transferred by the Holder in a transaction in which its rights under this Agreement are not assigned in accordance with the provisions of this Agreement.
1.13    “Registrable Securities then outstanding” means the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of options, warrants or convertible securities.
1.14    “SEC” means the United States Securities and Exchange Commission.
1.15    “Securities Act” means the Securities Act of 1933, as amended.
1.16    “Super Majority of the Investors” means the affirmative vote of (i) MDV IX, L.P. and its Affiliates and (ii)  Nokia Growth Partners II, L.P. and its Affiliates.
1.17    “X Plus Two Holder” means each former security holder of X Plus Two listed on Schedule B hereto who, prior to the Effective Date, has executed and delivered to the Company a counterpart signature page to this Agreement.
2.    Registration Rights.
2.1    Demand Registration.
(a)    Request by Holders.  If the Company shall receive at any time more than 180 days after the closing date of the Initial Public Offering a written request from the Holders of at least 50% of the Registrable Securities then outstanding (“Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate public offering price of not less than $10,000,000 (exclusive of underwriters’ discounts and commissions), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Demand Notice”) to all Holders and use its commercially reasonable best efforts to, as soon as practicable, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of this Section 2.
(b)    Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) and the Company shall include such information in the Demand Notice.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  The underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 2.1, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders on a pro rata basis according to the number of Registrable Securities held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Exceptions to Registration Obligations.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1: (i) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one hundred eighty (180) days after the closing date of, a Company-initiated registration, provided that the Company gives notice to that effect to the Initiating Holders within thirty (30) days of receipt by the Company of the request of the Initiating Holders, and thereafter the Company is actively employing in good faith its commercially reasonable best efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) such registrations; or (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration and forfeit their right to one demand registration pursuant to Section 2.8.
(d)    Deferral of Registration.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.1 a certificate signed by the President or Chief Executive Officer of the Company within thirty (30) days of the receipt of the request of the Initiating Holders and stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days following receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period and provided further that the Company shall not register any securities for the account of itself or any other selling stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
(e)    Other Company Shares.  If the managing underwriters have not limited the Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.
2.2    Company Registration.
(a)    Notice to Holders.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock in connection with the public offering of such stock (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), the Company shall promptly give each Holder written notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2(c), use its commercially reasonable best efforts to cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.
(b)    Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.8.
(c)    Underwriting.  If a registration of which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the Company or the managing underwriters determine that marketing factors require a limitation of the number of securities to be underwritten, then the Company or the managing underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder.  In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares that may be included by selling Holders without the written consent of not less than a majority in interest of the selling Holders.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering or (ii) any securities held by a Founder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering.  For any Holder that is a partnership, limited liability company, corporation or venture capital fund, the partners or members, retired partners or members or shareholders or an affiliated venture capital fund of such Holder, the estates and immediate family members of any of the foregoing persons and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder.
2.3    Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 or a successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:
(a)    promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and
(b)    as soon as practicable, use its commercially reasonable best efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:
(i)    if Form S-3 is not then available for such offering by the Holders;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;
(iii)    if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than thirty (30) days after receipt of the request of the Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than twice in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such thirty (30) day period (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered);
(iv)    if the Company has, within the twelve (12) month period preceding the receipt of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3; or
(v)    during the period ending one hundred and eighty (180) days after the closing date of a registration effected under Section 2.2 hereof.
(c)    Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration effected pursuant to Section 2.1.
(d)    If the registration is for an underwritten offering, the provisions of Section 2.1(b) hereof shall apply to such registration.
2.4    Resale S-3 Registration.
(a)    Without limiting any of rights of the Investors or the X Plus Two Holders under Section 2.3, the Company shall use its commercially reasonable best efforts to (i) file and cause to become effective a registration statement on Form S-3 with the SEC covering the resale of all of the Registrable Securities held by the X Plus Two Holders and such portion of Registrable Securities held by the Investors who elect to include Registrable Securities in such registration (such Investors, the “Electing Investors” and such registration statement, the “Resale S-3”) as soon as practicable on or after the date that is fifteen (15) calendar days after the date the Company is eligible to use Form S-3 or a successor form (such date of effectiveness, the “Resale Effective Date”) and (ii) cause the Resale S-3 to remain effective through the date that is six months following the Closing Date (as such term defined in the Merger Agreement), or such shorter period in which all Registrable Securities held by the X Plus Two Holders and the Electing Investors, if any, included in such registration have actually been sold thereunder.
(b)    Notwithstanding the provisions of Section 2.4(a), the Company shall not be obligated to effect any registration pursuant to this Section 2.4 if the Company furnishes to the X Plus Two Holders and Electing Investors, if any, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Resale S-3 for a period of not more than thirty (30) days after the Resale Effective Date; provided, however, that the Company shall not register any securities for the account of itself or any other stockholder during such thirty (30) day period (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered).
(c)    For the avoidance of doubt, (i) none of the limitations set forth in clauses (i) through (v) of Section 2.3(b) shall be applicable to the Resale S-3 and (ii) a registration effected pursuant to this Section 2.4 shall not be counted as a demand for registration effected pursuant to Section 2.1 or Section 2.3 hereof.
2.5    Suspension of Offers, Sales and Dispositions of Registrable Securities under Registration Statement.
(a)    Each Holder agrees not to offer, sell or otherwise dispose of any Registrable Securities pursuant to a registration statement described in Sections 2.3 or 2.4 hereof during the period commencing at the end of the second Monday of the last month of each fiscal quarter and continuing until the start of the second full trading day following the date of public disclosure of the preliminary financial results for that fiscal quarter (a “Quarterly Blackout”); provided, however, that this restriction shall not apply to sales of Registrable Securities by Holders pursuant to Rule 144 that are not otherwise subject to the Company’s Insider Trading Policy.
(b)    At any time from and after the effective date of any registration statement described in Sections 2.3 or 2.4, if, in the good faith judgment of the Company’s Board of Directors, it would be seriously detrimental to the Company and its stockholders for offers and sales or other dispositions of Registrable Securities to continue under any such registration statement, either because of the occurrence of an event of the kind described in Section 2.6(f) or otherwise, the Company may restrict such offers and sales or other dispositions of Registrable Securities under any such registration statement for a reasonable period of time not to exceed thirty (30) days (any such restriction, a “Special Blackout”); provided, however, that the Company shall not be permitted to impose a Special Blackout more than once in any twelve (12) month period; provided, further, that for the avoidance of doubt, no Special Blackout with respect to the Resale S-3 shall extend past six months following the Closing Date (as such term is defined in the Merger Agreement); and provided, further, that all executive officers and directors of the Company shall also be prohibited from selling securities of the Company during any such Special Blackout other than pursuant to Rule 10b5-1 trading plans adopted by such individuals prior to the commencement of such Special Blackout.
(c)    In the event that a Special Blackout is imposed by the Company, the Company will promptly deliver a written notice (a “Suspension Notice”) to each selling Holder stating that (i) a delay in the offer and sale or other disposition of Registrable Securities is necessary due to such a finding by the Company’s Board of Directors and (ii) stop transfer instructions have been given to the Company’s transfer agent to ensure that no sales, transfers or other dispositions are made during the Special Blackout. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any such Special Blackout, the Company shall use its commercially reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and will promptly deliver to all selling Holders a written notice (a “Recommencement Notice”) stating when such offers, sales and other dispositions of Registrable Securities under the registration statement may recommence.
(d)    Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of such registration statement, and any prospectus included therein or forming a part thereof, to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under such registration statement, or any prospectus included therein or forming a part thereof, until receipt of a Recommencement Notice. Holders shall keep the fact that the Company has delivered a Suspension Notice strictly confidential, shall not disclose or reveal the Suspension Notice to any person or entity, and shall not use such information for securities trading or any other purpose.
2.6    Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days (or, in the case of a registration statement filed pursuant to Section 2.4 hereto, the period specified in such section);
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(c)    furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;
(d)    use all commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);
(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(g)    use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on a national securities exchange and trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and
(i)    promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement.
2.7    Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2, 2.3 or 2.4 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.
2.8    Expenses.  All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with a registration pursuant to Sections 2.1 and 2.2, for the first two registrations effected pursuant to Section 2.3, and for the registration effected pursuant to Section 2.4, shall be borne by the Company and shall include, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and, in the case of a registration effected pursuant to Sections 2.1 and 2.2 only, the reasonable fees and disbursements (not exceeding $25,000 per registration) of one counsel for and selected by the selling Holders holding a majority of the Registrable Securities to be registered.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to Section 2.1; provided, however, that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the withdrawing Holders at the time of their request, and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change or at such time as they otherwise had knowledge of such change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.
2.9    Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.10    Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2, 2.3 or 2.4 hereof:
(a)    By the Company.  To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):
(i)    any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
(ii)    the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii)    any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;
and the Company shall reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, partner, member, officer or director, underwriter or controlling person expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person.
(b)    By Selling Holders.  To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based on actions or omissions made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.10(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises except in the case of fraud or willful misconduct by such Holder.
(c)    Notice.  Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.
(d)    Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.10; then, and in each such case, such parties will contribute to the aggregate expenses, losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the Violation that resulted in such expense, loss, claim, damage or liability as well as other equitable considerations.  The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement including amounts paid pursuant to Section 2.10(b), and (B) no individual or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any individual or entity who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.10(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.
(e)    Survival.  Unless otherwise superseded by an underwriting agreement entered into in connection with a registration, the obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.
(f)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
2.11    Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.
2.12    Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (ii) such transferee or assignee acquires at least 500,000 shares of Registrable Securities (as adjusted for stock splits, recapitalization events, stock dividends, combinations or the like) or, if less, all of the Registrable Securities held by the Holder, (iii) written notice is promptly given to the Company and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement.  The foregoing 500,000 share limitation (as adjusted for stock splits, recapitalization events, stock dividends, combinations or the like) shall not apply, however, to transfers or assignments by a Holder to (a) a partner, member or shareholder of a Holder that is a partnership, limited liability company or corporation, respectively, (b) a retired partner or retired member of such partnership or limited liability company who retires after the date hereof, (c) the estate of any such partner, member or shareholder, (d) an Affiliate of any such partnership, limited liability company or corporation, (e) any spouse, parent, child or sibling of such partner, member or shareholder or of the Holder, including in-laws and persons related by adoption, (f) any domestic partner of such partner, member or shareholder or of the Holder who is covered under an applicable domestic relations statute, (g) an Affiliate of the Holder or (h) any person as a result of the operation of law or estate or intestate succession, or pursuant to a will or other testamentary document, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.
2.13    Termination of Registration Rights.  The Company’s obligations pursuant to Sections 2.1, 2.2, 2.3 shall terminate upon the earlier of (i) three (3) years after the closing date of the Initial Public Offering or (ii) as to any Holder, at such time following the Initial Public Offering, as all Registrable Securities that such Holder holds or has the right to acquire may immediately be sold in a single three-month period without registration pursuant to Rule 144 under the Securities Act.
2.14    Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of a Super Majority of Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights with respect to such securities unless (i) such other registration rights are subordinate to the registration rights granted to the Holders hereunder and the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included in a given registration, (ii) the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein, and (iii) holders of such rights have no ability to demand a registration.
2.15    Founders’ Registration Rights.  The Founders shall be entitled to include shares of Common Stock held by them in any registration under Sections 2.1, 2.2, 2.3, as fully as if they were Holders and all shares of Common Stock of the Company held by or issuable to them constituted Registrable Securities, so long as (i) the inclusion of such shares will not diminish the number of Registrable Securities included by the Holders or the number of securities included by the Company in such registration, and (ii) each of the Founders participating in the registration agrees to be subject to the other applicable provisions of this Section 2 as if he were a Holder, including, but not limited to Section 2.13.
3.    Miscellaneous.
3.1    Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile when receipt is electronically confirmed, one business day after delivery to a nationally recognized overnight delivery service, or otherwise upon receipt, addressed (i) if to a Founder, at the address for such Founder on record with the Company, (ii) if to an Investor, at the address set forth below such Investor’s name on the applicable signature page hereto, (iii) if to an X Plus Two Holder, at the address set forth below such X Plus Two Holder’s name on Schedule B, and (iv) if to the Company, at the address set forth below:
Rocket Fuel Inc.
1900 Seaport Blvd.
Redwood City, CA 94063
Attn:  Chief Executive Officer
with a copy to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Fax:  (650) 493-6811
Attn:  Steve Bochner
Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.
3.2    Successors and Assigns.  Each Investor, Founder and X Plus Two Holder agrees that it may not assign any of its rights or obligations hereunder unless such rights and obligations are assigned by such party to an individual or entity to which Registrable Securities are transferred by such party pursuant to Section 2.12, in which case such assignee shall be deemed an “Investor,” “Founder” or “X Plus Two Holder,” as applicable, for purposes of this Agreement, provided that such assignment shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
3.3    Amendments and Waivers.  Any provision of this Agreement may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that Section 2.4 and this proviso of this Section 3.3 shall not be amended without the consent of the X Plus Two Holders holding a majority of the Registrable Securities held by all X Plus Two Holders; provided, further, that if an amendment or waiver (on its face without reference to any outside information not expressly provided for in such amendment or waiver and without reference to the particular characteristics of any Founder) materially and adversely affects the Founders in a manner that is different from its effect on the Investors and X Plus Two Holders, then such amendment or waiver shall require the written consent of the holders of a majority of the shares of Common Stock held by the Founders; and provided further that any amendment or waiver of Section 1.16 or this Section 3.3 shall require the separate written consent of each Investor. The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Investor, X Plus Two Holder and Founder, each permitted successor or assignee of such party and the Company.
3.4    Entire Agreement.  This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof, including, without limitation, the Prior Rights Agreement.
3.5    Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.
3.6    Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
3.7    Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of the nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default theretofore or thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.
3.8    Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.
3.9    Counterparts.  This Agreement may be executed in counterparts, including by facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.10    Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.
3.11    Adjustments for Recapitalization Events.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or a specific dollar amount per share, then, upon the occurrence of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting such shares, the specific number of shares or dollar amount so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or Series of stock of such recapitalization event.
3.12    Aggregation of Stock.  All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
COMPANY:
ROCKET FUEL INC.
By:    /s/ George H. John
George H. John
Chief Executive Officer

FOUNDERS:
/s/ George H. John
George H. John

Richard Frankel

Abhinav Gupta
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
COMPANY:
ROCKET FUEL INC.
By:
George H. John
Chief Executive Officer

FOUNDERS:

George H. John
/s/ Richard Frankel
Richard Frankel

Abhinav Gupta
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
COMPANY:
ROCKET FUEL INC.
By:
George H. John
Chief Executive Officer

FOUNDERS:

George H. John

Richard Frankel
/s/ Abhinav Gupta
Abhinav Gupta
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
INVESTOR:
MDV IX, L.P.,
as nominee for
MDV IX, L.P., and
MDV ENF IX, L.P.
By:    Ninth MDV Partners, L.L.C., General Partner
By:    /s/ William Ericson
William Ericson, Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
INVESTOR:
NOKIA GROWTH PARTNERS II, L.P.
By:    N.G. Partners II, L.L.C., its General Partner
By:    /s/ John Gardner
John Gardner, Managing Member
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
ADVANCED TECHNOLOGY VENTURES VIII, L.P.

By:	ATV Associates VIII, LLC, its General Partner
By:    /s/ Robert Hower
Name: Robert Hower
Title: Managing Director
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
AMRON PARTNERS, LLP
By:    /s/ Robert J. Lewis
Name: Robert J. Lewis
Title: Manager
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
ARES CAPITAL CORPORATION
By:    /s/ Scott Lem
Name: Scott Lem
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
BERRY PATCH, LLC
By:    /s/ Priscilla M. Tamkin
Name: Priscilla M. Tamkin
Title: President
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
BLUE CHIP IV LIMITED PARTNERSHIP

By:	Blue Chip Venture Company, Ltd., its General Partner
By:    /s/ John H. Wyant
Name: John H. Wyant
Title: Managing Director
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
BLUE CHIP V LLC

By:	Blue Chip Partners LLC, its Manager
By:    /s/ John H. Wyant
Name: John H. Wyant
Title: Managing Director
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
BRENNAN HAYDEN
By:    /s/ Brennan Hayden
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
DAVID SKINNER
By:    /s/ David Skinner
Name: David Skinner
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
DE SORRENTO REVOCABLE TRUST UAD 12/17/80
By:    /s/ James De Sorrento
Name: James De Sorrento
Title: Trustee
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
ECHELON VENTURES II, L.P.

By:	Echelon Ventures, LLC, its General Partner
By:    /s/ Alfred S. Woodworth, Jr.
Name: Alfred S. Woodworth, Jr.
Title: Manager
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
ECHELON VENTURES, L.P.

By:	Echelon Ventures, LLC, its General Partner
By:    /s/ Alfred S. Woodworth, Jr.
Name: Alfred S. Woodworth, Jr.
Title: Manager
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
ECHELON VENTURES SPECIAL LIMITED PARTNERS I, L.P.

By:	Echelon Ventures, LLC, its General Partner
By:    /s/ Alfred S. Woodworth, Jr.
Name: Alfred S. Woodworth, Jr.
Title: Manager

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
EDWARD SHERGALIS
By:    /s/ Edward Shergalis
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
GREG PIER
By:    /s/ Greg Pier
Name: Greg Pier
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
GST NON TAX EXEMPT MARITAL TRUST
By:    /s/ Mary Lee Lewis
Name: Mary Lee Lewis
Title: Trustee
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
HUDSON VENTURE PARTNERS II LP
By:    /s/ Jay Goldberg
Name: Jay Goldberg
Title:     Managing Member of Hudson Ventures II, LLC,
its General Partner

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
INTEL CAPITAL CORPORATION
By:    /s/ Abhay Gadkari
Name: Abhay Gadkari
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
JEREMY BIEGER
By:    /s/ Jeremy Bieger
Name: Jeremy Bieger
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
JOHN NARDONE
By:    /s/ John Nardone
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
JOSEPH BUCKELEW
By:    /s/ Joseph Buckelew
Name: Joseph Buckelew
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
KONSTANTIN ZSIGO
By:    /s/ Konstantin Zsigo
Name: Konstantin J. Zsigo
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
LEON ZEMEL
By:    /s/ Leon Zemel
Name: Leon Zemel
Title:
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
LEWIS WHARF PARTNERS
By:    /s/ Alfred S. Woodworth, Jr.
Name: Alfred S. Woodworth, Jr.
Title: Managing General Partner

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
MICHAEL DILLON
By:    /s/ Michael Dillon
Name: Michael Dillon
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
MILLENNIUM TRUST CO., LLC CUST
FBO: PETER MASSEY IRA
By:    /s/ Peter Massey
Name: Peter Massey
Title:

By:    /s/ Andrew Stewart
Name: Andrew Stewart
Title:
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
NANCY LAZAROS
By:    /s/ Nancy Lazaros
Name: Nancy Lazaros
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
NEIL R. & LINDA J. MCHUGH
By:    /s/ Neil R. McHugh
By:    /s/ Linda J. McHugh
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
PATRICK DEANGELIS
By:    /s/ Patrick DeAngelis
Name: Patrick DeAngelis
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
PETER MASSEY
By:    /s/ Peter Massey
Name: Peter Massey
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
RICHARD PERSON
By:    /s/ Richard Person
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
ROBERT V. DIPAULI
By:    /s/ Robert V. DiPauli
Name: Robert V. DiPauli
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
SARAH FAY
By:    /s/ Sarah Fay
Name: Sarah Fay
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
STEPHANO KIM
By:    /s/ Stephano Kim
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
STONE & CO. 3
By:    /s/ W. David Knox II
Name: W. David Knox II
Title: Trustee
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
THE CHIPSTONE FOUNDATION
By:    /s/ W. David Knox II
Name: W. David Knox II
Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
X PLUS TWO HOLDER:
WS INVESTMENTS III, LLC

By:	The Marlin Group, LLC, its Managing Member

By:	/s/ James S. Regan III
Name: James S. Regan III
Title: Vice President

Schedule A
Investors
MDV IX, L.P., as nominee for MDV IX, L.P. and MDV ENF IX, L.P.
Nokia Growth Partners II, L.P.

Schedule B
X Plus Two Holders

Advanced Technology Ventures VIII, L.P.
Amron Partners, LLP
Ares Capital Corporation
Berry Patch, LLC
Blue Chip IV Limited Partnership
Blue Chip V LLC
Brennan Hayden
David Skinner
De Sorrento Revocable Trust UAD 12/17/80
Echelon Ventures II, L.P.
Echelon Ventures Special Limited Partners I, L.P.
Echelon Ventures, L.P.
Edward Shergalis
Greg Pier
GST Non Tax Exempt Marital Trust
Hudson Venture Partners II LP
Intel Capital Corporation
Jeremy Bieger
John Nardone
Joseph Buckelew
Konstantin Zsigo
Leon Zemel
Lewis Wharf Partners
Michael Dillon
Millennium Trust Co., LLC Cust FBO: Peter Massey IRA
Nancy Lazaros
Neil R. & Linda J. McHugh
Patrick DeAngelis
Peter Massey
Richard Person
Robert V. DiPauli
Sarah Fay
Stephano Kim
Stone & Co. 3
The Chipstone Foundation
WS Investments III, LLC